Exhibit (e)(17)

AMENDMENT TO DISTRIBUTION AGREEMENT

This Amendment to Distribution Agreement (this “Amendment”), effective as of April 30, 2021, is made by and between Matthews International Funds d/b/a Matthews Asia Funds, a Delaware statutory trust (the “Trust”), and Foreside Funds Distributors LLC, a Delaware limited liability company (“Foreside,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement, dated as of May 31, 2017, as amended from time to time, by and between the Trust and Foreside (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Foreside agreed to act as principal underwriter in connection with the offering of shares of beneficial interest by separate series of the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for (i) the renaming of an existing series of the Trust; (ii) the removal of one separate series of the Trust that was reorganized effective April 29, 2021; and (iii) the removal of one separate series of the Trust that was liquidated effective September 30, 2020.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.        The renaming of the Matthews Emerging Markets Small Companies Fund (formerly known as the Matthews Asia Small Companies Fund) and the removal of the Matthews Emerging Asia Fund and the Matthews Asia Value Fund, as set forth on the attached amended Exhibit A.

2.        The Agreement will otherwise remain in full force and effect.

3.        This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Exhibit A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

FORESIDE FUNDS DISTRIBUTORS LLC		MATTHEWS INTERNATIONAL FUNDS d/b/a MATTHEWS ASIA FUNDS

By:	/s/ Mark Fairbanks	By:	/s/ William J. Hackett
Name: Mark Fairbanks		Name: William J. Hackett
Title: Vice President		Title: President
Date: April 29, 2021		Date: April 29, 2021

Exhibit A

Fund Names

Matthews Asia Dividend Fund

Matthews Asia Growth Fund

Matthews Asia Innovators Fund

Matthews Emerging Markets Small Companies Fund

Matthews Asia Total Return Bond Fund

Matthews Asia ESG Fund

Matthews Asian Growth and Income Fund

Matthews China Dividend Fund

Matthews China Fund

Matthews China Small Companies Fund

Matthews India Fund

Matthews Japan Fund

Matthews Korea Fund

Matthews Pacific Tiger Fund

Matthews Asia Credit Opportunities Fund

Matthews Emerging Markets Equity Fund